Independent Auditor's Consent
               -----------------------------




The Board of Directors
Citizens Utilities Company:


We consent to the use of our report incorporated by reference to our firm under the heading "Experts" in the Prospectus.




                                             KPMG PEAT MARWICK LLP


New York, New York
June 27, 1996